Exhibit 10.1
AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 26, 2020, is made between Varex Imaging Corporation (the “Borrower”), certain of the Borrower’s subsidiaries listed on the signature pages hereof under the heading “GUARANTORS” (each a “Guarantor”, and, collectively, the “Guarantors”), the Lenders listed on the signature pages hereof under the heading “LENDERS”, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 1, 2017 (as amended, modified and supplemented prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders party hereto are willing to do so on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1 Definitions; Interpretation.
(a)Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein.

SECTION 2 Amendments to the Credit Agreement. Effective as of the Fifth Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

			Revolving Credit Loans		Term Loans
Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +	LIBOR +	Base Rate +
I	Less than 0.75 to 1.00	0.25%	1.75%	0.75%	1.75%	0.75%
II	Greater than or equal to 0.75 to 1.00, but less than 1.75 to 1.00	0.30%	2.00%	1.00%	2.00%	1.00%
III	Greater than or equal to 1.75 to 1.00, but less than 2.75 to 1.00	0.35%	2.25%	1.25%	2.25%	1.25%
IV	Greater than or equal to 2.75 to 1.00, but less than 3.75 to 1.00	0.40%	3.00%	2.00%	3.00%	2.00%
V	Greater than or equal to 3.75 to 1.00	0.40%	3.50%	2.50%	3.50%	2.50%

The applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower delivers an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level IV until the second Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, upon the request of the Required Lenders, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level V until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(b)The definition of “Bail-In Legislation” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(c)The definition of “DNB Bank” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“DNB Bank” means DNB Bank ASA, New York Branch and its successors.

(d)The definition of “LIBOR Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the text “0%” each time it appears in the proviso thereof with the text “0.75%”.

(e)The definition of “Write-Down and Conversion Powers” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f)The following new definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(g)Section 9.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) Consolidated Total Leverage Ratio. As of the last day of any fiscal quarter of the Borrower, permit the Consolidated Total Leverage Ratio to be greater than the amount set forth below for such fiscal quarter:

Applicable Period	Maximum Consolidated Total Leverage Ratio
From the Closing Date through the fiscal quarter ended October 3, 2020	4.25 to 1.00
From the fiscal quarter ended January 2, 2021 through the fiscal quarter ended April 3, 2021	4.00 to 1.00
From the fiscal quarter ended July 3, 2021 through the fiscal quarter ended October 2, 2021	3.75 to 1.00
From the fiscal quarter ended January 1, 2022 and thereafter	3.50 to 1.00

(h)Section 9.15(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b) Consolidated Senior Secured Leverage Ratio. As of the last day of any fiscal quarter of the Borrower, permit the Consolidated Senior Secured Leverage Ratio to be greater than the amount set forth below for such fiscal quarter:

Applicable Period	Maximum Consolidated Senior Secured Leverage Ratio
From the Closing Date through the fiscal quarter ended October 3, 2020	4.25 to 1.00
From the fiscal quarter ended January 2, 2021 through the fiscal quarter ended April 3, 2021	4.00 to 1.00
From the fiscal quarter ended July 3, 2021 through the fiscal quarter ended October 2, 2021	3.75 to 1.00
From the fiscal quarter ended January 1, 2022 and thereafter	3.50 to 1.00

(i)Section 12.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 12.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an Affected Financial Institution is a party to this Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(j)Schedule 1.1 of the Credit Agreement is hereby amended by replacing the text “DNB Capital LLC” appearing in the chart under the heading “L/C Commitments” with the text “DNB Bank ASA, New York Branch”.

SECTION 3 Conditions of Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent (the “Fifth Amendment Effective Date”):

(a)Executed Counterparts. The Borrower, the Guarantors, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Administrative Agent.

(b)Representations and Warranties. Both immediately before and after giving effect to this Amendment:

(i)the representations and warranties contained in Section 4 hereof shall be true and correct; and

(ii)no Default or Event of Default shall have occurred and be continuing.

(c)Fees, Costs and Expenses. The Administrative Agent shall have received, on behalf of BofA Securities, Inc. and the Lenders party hereto, the fees set forth in the letter dated as of March 18, 2020 among the Borrower, the Administrative Agent and BofA Securities, Inc. and the Administrative Agent shall have received all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) that are due and payable in connection with this Amendment.

SECTION 4 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true and correct:

(a)Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and this Amendment and the Credit Agreement as amended hereby each constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b)The representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects as of such earlier date).

(c)The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Credit Party does not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution and delivery of this Amendment, and the performance, validity or enforceability of this Amendment and the Credit Agreement as amended hereby.

(d)No Default or Event of Default has occurred and is continuing.

SECTION 5 Acknowledgement, Agreement and Consent.

(a)Each Credit Party confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall not be impaired and the Loan Documents to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

(b)Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

(c)Each Guarantor hereby acknowledges and agrees that the Secured Obligations guaranteed under the Guaranty Agreement will include all Secured Obligations, as amended by this Amendment.

(d)Each Credit Party hereby acknowledges and agrees that (i) to the extent any Loan Document purports to grant, assign or pledge to the Administrative Agent or any other Person a security interest or Lien on any Collateral as security for the Secured Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the Secured Obligations secured under the Security Documents will include all Secured Obligations, as amended by this Amendment.

SECTION 6 Miscellaneous.

(a)Credit Agreement Otherwise Not Affected, Etc. Except as expressly amended pursuant hereto, each Loan Document shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing contained herein shall be deemed a waiver or consent in respect of (or otherwise affect any Secured Party’s ability to enforce) any Default. On and after the Fifth Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)No Reliance. Each Credit Party hereby acknowledges and confirms to each Secured Party that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d)Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 12.2 of the Credit Agreement.

(e)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(f)Loan Documents. This Amendment shall constitute a Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.
THE BORROWER

VAREX IMAGING CORPORATION

By: /s/ Matt Lowell
Name: Matthew Lowell
Title: VP, Finance - Treasury & Business Development

THE GUARANTORS

VAREX IMAGING WEST HOLDINGS, INC.

By: /s/ Matt Lowell
Name: Matthew Lowell
Title: Treasurer

VAREX IMAGING WEST, LLC

By: /s/ Matt Lowell
Name: Matthew Lowell
Title: Treasurer

THE ADMINISTRATIVE AGENT
BANK OF AMERICA, N.A.

By: /s/Sebatian Lurie
Name: Sebatian Lurie
Title: SVP

THE LENDERS

BANK OF AMERICA, N.A., as Swingline Lender, Issuing Lender and Lender

By: /s/Sebatian Lurie
Name: Sebatian Lurie
Title: SVP

DNB CAPITAL LLC, as Lender

By: /s/Kristie Li
Name: Kristie Li
Title: Senior Vice President

By: /s/Thomas Tangen
Name: Thomas Tangen
Title: Senior Vice President

DNB BANK ASA, NEW YORK BRANCH, as Issuing Lender

By: /s/Kristie Li
Name: Kristie Li
Title: Senior Vice President

By: /s/Thomas Tangen
Name: Thomas Tangen
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender

By: /s/Ling Li
Name: Ling Li
Title: Executive Director

WELLS FARGO BANK, N.A., as Lender

By: /s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

CITIBANK, N.A., as Lender

By: /s/ Michael Chen
Name: Michael Chen
Title: Authorized Signer

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ Ellie Robertson
Name: Ellie Robertson
Title: Officer

PNC BANK NATIONAL ASSOCIATION, as Lender

By: /s/ Dawn M. Kondrat
Name: Dawn M. Kondrat
Title: Credit Products Specialist, SVP

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

ZIONS BANCORPORATION, N.A., DBA ZIONS FIRST NATIONAL BANK, as Lender

By: /s/ Jennifer Christopulos
Name: Jennifer Christopulos
Title: Executive Vice President